Exhibit 10.2

EXECUTION VERSION

PERFORMANCE GUARANTY

PERFORMANCE GUARANTY, dated as of November 1, 2010 (this “Performance Guaranty”), made by NewStar Financial, Inc., a Delaware corporation (the “Guarantor”), in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the benefit of the Secured Parties (as such term is defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENTS

WHEREAS, Core Business Funding, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), Core Business Credit, LLC, a Delaware limited liability company (“Core”), as the originator, the initial servicer (in such capacity, the “Servicer”) and a guarantor, the Guarantor, as a guarantor, Autobahn Funding Company LLC, as a lender, the Agent, as the administrative agent and as the liquidity agent, and U.S. Bank National Association, as the trustee, the backup servicer and as the collection account bank are parties to that certain Second Amended and Restated Revolving Credit Agreement dated as of November 1, 2010 (said agreement, as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

WHEREAS, the Borrower and Core, as the Seller (in such capacity, the “Seller”), are parties to that certain Amended and Restated Purchase and Contribution Agreement dated as of November 1, 2010 (said agreement, as amended, supplemented or otherwise modified from time to time, the “Purchase and Contribution Agreement”).

WHEREAS, in consideration of the agreement of the Lenders to provide financing to the Borrower under the Credit Agreement, the Guarantor is willing to guarantee, on the terms set forth herein, the Guaranteed Obligations (as defined below).

WHEREAS, the Guarantor hereby confirms and acknowledges that (i) the execution and delivery by it of this Performance Guaranty is a condition to the agreement of the Lenders to provide financing to the Borrower under the Credit Agreement; and (ii) the Guarantor will obtain substantial direct and indirect benefit from the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Guarantor hereby agrees as follows:

SECTION 1. Performance Guaranty: Limitation of Liability. (a) The Guarantor hereby unconditionally, absolutely and irrevocably guarantees the full and timely payment when due, whether at stated maturity, by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of all obligations (including, without limitation, indemnity obligations) of Core under each Transaction Document to which it is party, including, without limitation, as the Seller under the Purchase and Contribution Agreement, and as the Servicer under the Credit Agreement and any assignments delivered thereunder, in each case, whether monetary or otherwise, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several and whether now or hereafter existing or due or to become due (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by any Secured Party in enforcing any rights under this Performance Guaranty or any Guaranteed Obligations; provided, that other than as a guarantor pursuant to Section 14.1 of the Credit Agreement, nothing contained herein shall be deemed to constitute credit recourse or any other related recourse to the Guarantor for payment of losses arising from the financial inability of any Obligor to make any payments on a Loan. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend also to all amounts that do or would constitute part of the Guaranteed Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Core.

(b) The Guarantor, and by its acceptance of this Performance Guaranty, the Agent on behalf of the Secured Parties, hereby confirms that it is the intention of all such parties that this Performance Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or municipal law to the extent applicable to this Performance Guaranty. To effectuate the foregoing intention, the Agent and the Guarantor hereby irrevocably agree that the Guaranteed Obligations shall not exceed the greater of (A) the fair consideration received by the Guarantor and (B) the maximum amount that will result in the Guaranteed Obligations not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

SECTION 2. Performance Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be performed strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto (but subject to the proviso in Section 1(a) hereof). The obligations of the Guarantor under this Performance Guaranty are independent of the Guaranteed Obligations or any other obligations of Core under the Transaction Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Performance Guaranty, irrespective of whether any action is brought against Core or whether Core is joined in any such action or actions. The liability of the Guarantor under this Performance Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives to the fullest extent it may legally and effectively do so, any defenses (other than the defense of performance and payment) it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of genuineness, validity, regularity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of performance of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to a departure from the terms of any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations;

(c) any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) the existence, validity, enforceability, perfection or extent of any collateral for the Guaranteed Obligations;

(e) any change, restructuring or termination of the corporate structure or existence of Core;

(f) the insolvency, bankruptcy or reorganization of Core, or any stay or discharge of any of the Guaranteed Obligations in connection therewith; or

(g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent, that might otherwise constitute a defense available to, or a discharge of, Core or the Guarantor.

The Guarantor hereby consents to the Servicer’s servicing of the Collateral under the terms and conditions set forth in the Credit Agreement.

This Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any other Person upon the insolvency, bankruptcy or reorganization of Core or otherwise, all as though such payment had not been made. This is a guaranty of payment and performance and not of collection and is the primary obligation of the Guarantor. It is the purpose and intent of the parties hereto that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances, and shall not be discharged except by performance of the Guaranteed Obligations (other than contingent and indemnification obligations) or by payment of damages for breach thereof, as herein provided, and then only to the extent of such performance or payment.

SECTION 3. Waivers and Acknowledgments.

(a) The Guarantor hereby waives, to the extent permitted by law, promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty and any requirement that the Agent or the Secured Parties protect, secure, perfect or insure any lien on any Collateral or any other property, or exhaust any right or take any action against Core or any other Person or with respect to any Collateral or any other property.

(b) The Guarantor hereby waives, to the extent permitted by law, any right to revoke this Performance Guaranty, and acknowledges that this Performance Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

SECTION 4. Subrogation. The Guarantor shall not exercise any rights that it may now have or hereafter acquire against Core that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Performance Guaranty or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or the Secured Parties against Core or any Loan, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Core, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations shall have been paid in full (other than contingent and indemnification obligations). If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the performance in full of the Guaranteed Obligations (other than contingent and indemnification obligations), such amount shall be held for the benefit of the Secured Parties and shall forthwith be paid to the Agent, to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Performance Guaranty, whether matured or unmatured, in accordance with the priorities set forth in Sections 2.7 or 2.8 of the Credit Agreement, as applicable. If (i) the Guarantor shall have made payment to the Agent of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and the other Transaction Documents shall have been paid in full in cash (other than contingent and indemnification obligations) and (iii) the Collection Date shall have occurred, the Agent will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

SECTION 5. Payments Free and Clear of Taxes, Etc.

(a) Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any withholding or other applicable taxes. If the Guarantor shall be required by law to deduct any withholding or other applicable taxes from or in respect of any sum payable hereunder to any Secured Party, (i) the sum payable shall be increased (the amount of such increase, the “Additional Amount”) as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law; provided that no Additional Amount shall be payable hereunder to any person to the extent such amount is payable as a result of the failure of such person to comply with Sections 2.13(d) or (e) of the Credit Agreement. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Guarantor hereunder will not, however, apply with respect to net income taxes, franchise taxes or branch profit taxes imposed on Agent or any Secured Party.

(b) The Guarantor shall indemnify each Secured Party for and hold it harmless against the full amount of withholding or other applicable taxes (including, without limitation, any withholding or other applicable taxes imposed by any jurisdiction on amounts payable under this Section 5) paid by such Secured Party with respect to any and all payments by the Guarantor hereunder and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto; provided that no indemnification shall be payable hereunder to any Person to the extent such amount is payable as a result of the failure of such Person to comply with Sections 2.13(d) or (e) of the Credit Agreement.

(c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations (other than contingent and indemnification obligations) and all other amounts payable under this Performance Guaranty.

SECTION 6. Representations and Warranties. The Guarantor (solely with respect to itself) hereby represents and warrants as follows:

(a) Corporate Existence and Power. The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all corporate power and all licenses, authorizations, consents and approvals of any Person or any Governmental Authority required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorizations, consents and approvals would not individually or in the aggregate have a Material Adverse Effect).

(b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Guarantor of this Performance Guaranty (i) are within the powers of the Guarantor, (ii) have been duly authorized by all necessary action, (iii) require no action by or in respect of, or filing with, any Governmental Authority or official thereof, (iv) do not contravene or constitute a material default under (A) the organizational documents of the Guarantor, (B) any Applicable Law or (C) any material Contractual Obligation binding on or affecting it or its property.

(c) Binding Effect. This Performance Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d) [Reserved].

(e) Tax Status. The Guarantor has (i) timely filed all material tax returns required to be filed in any jurisdiction and (ii) paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on its books).

(f) Action, Suits. The Guarantor is not in violation of any order of any Governmental Authority or arbitrator. There are no actions, suits, litigation or proceedings pending or, to the Guarantor’s knowledge, threatened against or affecting it or any of its Affiliates or their respective properties, in or before any Governmental Authority or arbitrator, which would be reasonably likely, individually or in the aggregate to, have a Material Adverse Effect.

(g) [Reserved].

(h) Compliance with Applicable Laws; Licenses, etc. The Guarantor is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all Governmental Authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. The Guarantor has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain would be reasonably likely to have a Material Adverse Effect.

(i) Conditions Precedent. There are no conditions precedent to the effectiveness of this Performance Guaranty that have not been satisfied or waived.

(j) No Reliance. The Guarantor has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Performance Guaranty, and the Guarantor has established adequate means of obtaining from Core on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Core.

(k) Solvency. The Guarantor is not the subject of any Insolvency Proceedings or Insolvency Event.

SECTION 7. Affirmative Covenants. At all times from the date hereof to the Collection Date, unless the Agent shall otherwise consent in writing, the Guarantor hereby covenants and agrees with the Agent that:

(a) Performance of the Guaranteed Obligations. The Guarantor shall at all times perform or observe in all material respects all of the terms, covenants and agreements that the Transaction Documents state that the Guarantor is, or that Core is to cause the Guarantor, to perform or observe.

(b) Compliance with Laws, Etc. The Guarantor shall at all times (i) comply with all laws to which it or its respective properties may be subject and (ii) preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, except in the case of each of clauses (i) and (ii) where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

(c) Insurance. The Guarantor shall, and shall cause its Subsidiaries to, maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for companies of established reputation engaged in the same or a similar business and owning and operating similar properties.

(d) Preservation of Company Existence. The Guarantor will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Records. The Guarantor shall, at any time and from time to time during regular business hours, as requested by the Agent, permit the Agent or its respective agents or representatives to visit the offices of the Guarantor during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Guarantor’s performance hereunder and discuss matters related thereto with any of the officers of the Guarantor having knowledge of such matters.

SECTION 8. Negative Covenants. At all times from the date hereof to the Collection Date, unless the Agent shall otherwise consent in writing, the Guarantor hereby covenants and agrees with the Agent that the Guarantor shall not make any change in the character of the Guarantor’s business, which change would impair the collectibility of the Collateral or otherwise have a Material Adverse Effect.

SECTION 9. Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including e-mail, telegraphic, telecopy or telex communication) and mailed, e-mailed, telegraphed, telecopied, telexed or delivered (a) if to the Guarantor, to the address set forth below the Guarantor’s signature on the signature pages hereof (including the following e-mail address: assetmanagement@newstarfin.com), with a copy to Core Business Credit, LLC, 8080 North Central Expressway, Suite 800, Dallas, Texas 75206, Attention: Michael Haddad, Facsimile No.: (214) 242-5810, Confirmation No.: (214) 242-5801, (b) if to the Agent, at its address specified in the Credit Agreement, or (c) as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, e-mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, received via e-mail when verbal or electronic communication of receipt is obtained, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Performance Guaranty shall be effective as delivery of a manually executed counterpart thereof.

SECTION 11. No Waiver; Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 12. Indemnification. The Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each of the Secured Parties and their respective successors and assigns and each officer, director, shareholder, employee or agent thereof from and against, and shall pay on demand, any and all losses, liabilities (including penalties), damages, costs, expenses and charges (including the reasonable fees and disbursements of legal counsel) suffered or incurred by any of the Secured Parties or their respective successors and assigns as a result of any failure by the Guarantor to perform its obligations hereunder in accordance with the terms hereof or any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Guarantor in accordance with their terms, except to the extent any of the foregoing results from the willful misconduct, bad faith or gross negligence of such indemnified party or such successor or assign.

SECTION 13. Continuing Guaranty; Assignments under the Credit Agreement. This Performance Guaranty is absolute, unconditional, and irrevocable and shall remain in full force and effect and be binding upon the Guarantor and its successors and permitted assigns until the Collection Date. Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents (including, without limitation, all or any portion of any Advance or Commitment (or portion thereof)) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Agent, on behalf of such Lender, herein or otherwise, in each case as and to the extent provided in Section 13.16 of the Credit Agreement. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and any purported assignment in the absence of such consent shall be void.

SECTION 14. Governing Law; Jurisdiction; Waiver of Jury Trial Etc.

(a) This Performance Guaranty shall be governed by, and construed in accordance with, the laws of The State of New York without giving effect to any choice of law provisions thereof (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

(b) The Guarantor hereby submits to the nonexclusive jurisdiction of any federal court located in the State of New York for purposes of all legal proceedings arising out of or relating to this Performance Guaranty, any other Transaction Document or the transactions contemplated thereby. The Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding arising brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 14 shall affect the right of any of the Secured Parties to bring any action or proceeding against the Guarantor or any of their respective property in the courts of other jurisdictions.

(c) The Guarantor waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail directed to the address set forth in Section 10 hereof and service so made shall be deemed to be completed five (5) days after the same shall have been deposited in the U.S. mail, postage prepaid.

(d) The Guarantor hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Performance Guaranty or the other Transaction Documents.

SECTION 15. Effectiveness. This Performance Guaranty shall become effective on the Effective Date (as defined in the Credit Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GUARANTOR:		NEWSTAR FINANCIAL, INC.

	By:	/s/ Robert K. Brown
Name: Robert K. Brown
Title: Secretary

Address:

Attention: Brian Forde/John Frishkopf
500 Boylston Street, Suite 1250
Boston, Massachusetts 02116
Facsimile No.: Confirmation No.:

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Accepted and Agreed:

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as the Administrative Agent and Liquidity Agent

By:	/s/ Christian Haesslin
Name: Christian Haesslin
Title: Vice President

By:	/s/ Ulrich Franke
Name: Ulrich Franke
Title: Assistant Vice President

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